EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 30, 2013

Huron Consulting Group Announces

Second Quarter 2013 Financial Results

•	Revenues increased 17.8% to $170.4 million for Q2 2013 compared to $144.7 million in Q2 2012.

•	Operating income increased 107% to $30.5 million for Q2 2013 compared to $14.7 million in Q2 2012.

•	Adjusted EBITDA(6), a non-GAAP measure, increased 70.8% to $36.7 million in Q2 2013 compared to $21.5 million in Q2 2012.

•	Diluted earnings per share from continuing operations for Q2 2013 was $0.69 compared to $0.28 in Q2 2012.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.75 in Q2 2013 compared to $0.37 in Q2 2012.

•	Company raises its 2013 full year revenue guidance to a range of $670.0 million to $690.0 million and GAAP diluted earnings per share to a range of $2.35 to $2.50.

CHICAGO – July 30, 2013 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the second quarter ended June 30, 2013.

“Huron’s strong performance in the second quarter reflects solid demand for our health and education solutions,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “The continued market pressures on our health and education clients to increase quality and reduce costs are the fundamental drivers behind Huron’s operating performance. The pace of change and demand for our services within our core markets are likely to drive future growth, and we are pleased that the quality of our personnel and the value we deliver remain well-recognized in the marketplace.”

Second Quarter 2013 Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the second quarter of 2013 were $170.4 million, an increase of 17.8% compared to $144.7 million for the second quarter of 2012. The Company’s second quarter 2013 operating income was $30.5 million, compared to $14.7 million in the second quarter of 2012. Net income from continuing operations was $15.8 million, or $0.69 per diluted share, for the second quarter of 2013, compared to $6.3 million, or $0.28 per diluted share, for the same period last year.

Second quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $36.1 million, or 21.2% of revenues, compared to $19.9 million, or 13.8% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses certain other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2013	2012
Amortization of intangible assets	$1,451	$1,607
Restatement related expenses	$—	$212
Restructuring charges	$596	$229
Litigation settlement loss	$—	$1,150
Tax effect	$(819)	$(1,279)

Adjusted EBITDA(6) was $36.7 million, or 21.5% of revenues, in the second quarter of 2013, compared to $21.5 million, or 14.9% of revenues, in the comparable quarter last year. Adjusted net income(6) from continuing operations was $17.0 million, or $0.75 per diluted share, for the second quarter of 2013 compared to $8.2 million, or $0.37 per diluted share, for the comparable period in 2012.

The average number of full-time billable consultants(1) was 1,532 in the second quarter of 2013 compared to 1,349 in the same quarter last year. Full-time billable consultant utilization rate(2) was 76.9% during the second quarter of 2013 compared with 74.6% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $213 for the second quarter of 2013 compared to $208 for the second quarter of 2012. The average number of full-time equivalent professionals(4) totaled 1,087 in the second quarter of 2013 compared to 1,041 for the comparable period in 2012.

Year-to-Date Results

The following information is reported on a “continuing operations” basis unless otherwise noted.

Revenues for the first six months of 2013 were $334.4 million, an increase of 18.0% compared to $283.3 million for the first half of 2012. The Company’s operating income for the first six months of 2013 was $51.9 million compared to $18.3 million in the first six months of 2012. Net income from continuing operations was $27.2 million, or $1.20 per diluted share, for the first six months of 2013 compared to $6.9 million, or $0.31 per diluted share, for the same period last year.

EBITDA(6) was $62.9 million, or 18.8% of revenues, for the first half of 2013 compared to $29.3 million, or 10.4% of revenues, for the same period in 2012.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses certain other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2013	2012
Amortization of intangible assets	$2,907	$3,226
Restatement related expenses	$—	$1,717
Restructuring charges	$596	$1,059
Litigation settlement (gain) loss	$(1,150)	$1,150
Tax effect	$(941)	$(2,861)

The Company recorded a $1.15 million litigation settlement gain during the first quarter of 2013. The Company had previously recorded a $1.15 million charge in the second quarter of 2012 related to settlement discussions in a lawsuit filed against Huron and others by Associates Against Outlier Fraud. In March 2013, the court granted Huron’s motion for summary judgment and dismissed the second amended complaint in its entirety with prejudice. As a result, the Company reversed the $1.15 million charge taken in 2012. The plaintiff appealed the grant of Huron’s motion for summary judgment and the Company filed a cross appeal of an earlier denial of a motion to dismiss filed by Huron.

Adjusted EBITDA(6) was $62.3 million, or 18.6% of revenues, in the first six months of 2013 compared to $33.3 million, or 11.7% of revenues, in the comparable period last year.

Adjusted net income from continuing operations(6) was $28.6 million, or $1.26 per diluted share, for the first half of 2013 compared to $11.2 million, or $0.50 per diluted share, for the comparable period in 2012.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(1) was 1,517 in the first half of 2013 compared to 1,321 in the same period last year. Full-time billable consultant utilization rate(2) was 77.4% during the first half of 2013 compared with 76.2% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $213 for the first half of 2013 compared to $205 for the first half of 2012. The average number of full-time equivalent professionals(4) was 1,135 in the first half of 2013 compared to 1,017 in the same period in 2012.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment are as follows: Huron Healthcare (47%); Huron Legal (26%); Huron Education and Life Sciences (22%); and Huron Financial (5%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended June 30, 2013.

Outlook for 2013(7)

Based on currently available information, the Company raises guidance, which was previously announced on February 20, 2013, for full year 2013 revenues before reimbursable expenses in a range of $670.0 million to $690.0 million. The Company also anticipates EBITDA in a range of $124.5 million to $130.5 million, Adjusted EBITDA in a range of $124.0 million to $130.0 million, GAAP diluted earnings per share in a range of $2.35 to $2.50, and non-GAAP adjusted diluted earnings per share in a range of $2.55 to $2.70.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Second Quarter 2013 Webcast

The Company will host a webcast to discuss its financial results today, July 30, 2013, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by ThomsonReuters and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in administration, management, finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 95 of the top 100 research universities, more than 400 corporate general counsel, and more than 385 hospitals and academic medical centers. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues and reimbursable expenses:
Revenues	$170,407	$144,671	$334,443	$283,308
Reimbursable expenses	18,123	14,554	33,459	28,350

Total revenues and reimbursable expenses	188,530	159,225	367,902	311,658
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	102,869	91,878	208,997	188,659
Amortization of intangible assets and software development costs	674	1,142	1,332	2,284
Reimbursable expenses	18,118	14,585	33,469	28,403

Total direct costs and reimbursable expenses	121,661	107,605	243,798	219,346

Operating expenses:
Selling, general and administrative expenses	30,847	31,275	63,110	61,342
Restructuring charges	596	229	596	1,059
Restatement related expenses	—	212	—	1,717
Litigation settlement (gain) loss	—	1,150	(1,150)	1,150
Depreciation and amortization	4,877	4,053	9,656	8,706

Total operating expenses	36,320	36,919	72,212	73,974

Operating income	30,549	14,701	51,892	18,338
Other income (expense), net:
Interest expense, net of interest income	(1,706)	(2,015)	(3,569)	(3,881)
Other income (expense), net	(152)	(163)	(139)	170

Total other expense, net	(1,858)	(2,178)	(3,708)	(3,711)

Income from continuing operations before income tax expense	28,691	12,523	48,184	14,627
Income tax expense	12,877	6,218	21,001	7,735

Net income from continuing operations	15,814	6,305	27,183	6,892
(Loss) income from discontinued operations, net of tax	(9)	202	(41)	471

Net income	$15,805	$6,507	$27,142	$7,363

Net earnings per basic share:
Net income from continuing operations	$0.71	$0.29	$1.22	$0.32
Income from discontinued operations, net of tax	—	0.01	—	0.02

Net income	$0.71	$0.30	$1.22	$0.34

Net earnings per diluted share:
Net income from continuing operations	$0.69	$0.28	$1.20	$0.31
Income from discontinued operations, net of tax	—	0.01	—	0.02

Net income	$0.69	$0.29	$1.20	$0.33

Weighted average shares used in calculating earnings per share:
Basic	22,351	21,918	22,246	21,847
Diluted	22,760	22,248	22,624	22,206

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$4,608	$25,162
Receivables from clients, net	90,671	97,510
Unbilled services, net	77,795	47,232
Income tax receivable	2,271	192
Deferred income taxes, net	12,432	14,751
Prepaid expenses and other current assets	16,688	15,525

Total current assets	204,465	200,372
Property and equipment, net	35,393	33,805
Other non-current assets	15,639	15,322
Intangible assets, net	15,888	18,879
Goodwill	518,941	519,522

Total assets	$790,326	$787,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,395	$8,461
Accrued expenses	16,242	17,692
Accrued payroll and related benefits	44,477	61,672
Bank borrowings, current portion	25,000	—
Accrued consideration for business acquisitions, current portion	5,163	5,640
Income tax payable	152	7,872
Deferred revenues	12,261	15,388

Total current liabilities	112,690	116,725
Non-current liabilities:
Deferred compensation and other liabilities	7,076	6,973
Bank borrowings, net of current portion	156,250	192,500
Deferred lease incentives	8,373	6,936
Deferred income taxes	18,116	14,560
Accrued consideration for business acquisitions, net of current portion	5,029	4,885

Total non-current liabilities	194,844	225,854

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,215,218 and 24,793,327 shares issued at June 30, 2013 and December 31, 2012, respectively	244	240
Treasury stock, at cost, 1,957,215 and 1,880,809 shares at June 30, 2013 and December 31, 2012, respectively	(86,500)	(83,715)
Additional paid-in capital	434,157	420,825
Retained earnings	136,472	109,330
Accumulated other comprehensive loss	(1,581)	(1,359)

Total stockholders’ equity	482,792	445,321

Total liabilities and stockholders’ equity	$790,326	$787,900

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$27,142	$7,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,988	12,644
Share-based compensation	8,832	8,591
Allowances for doubtful accounts and unbilled services	5,375	(2,488)
Deferred income taxes	5,213	3,184
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	4,576	27,881
(Increase) decrease in unbilled services	(33,936)	226
(Increase) decrease in current income tax receivable / payable, net	(9,795)	12,167
(Increase) decrease in other assets	712	921
Increase (decrease) in accounts payable and accrued liabilities	1,700	(2,638)
Increase (decrease) in accrued payroll and related benefits	(15,849)	(28,058)
Increase (decrease) in deferred revenues	(3,120)	(11,271)

Net cash provided by operating activities	1,838	28,522

Cash flows from investing activities:
Purchases of property and equipment, net	(9,789)	(11,760)
Net investment in life insurance policies	(654)	(264)
Purchases of businesses, net of cash acquired	—	(33,136)
Capitalization of internally developed software	(1,058)	—
Proceeds from note receivable	219	—

Net cash used in investing activities	(11,282)	(45,160)

Cash flows from financing activities:
Proceeds from exercise of stock options	30	29
Shares redeemed for employee tax withholdings	(581)	(3,825)
Tax benefit from share-based compensation	1,242	1,253
Proceeds from borrowings under credit facility	66,000	138,500
Repayments on credit facility	(77,250)	(118,500)
Payments of capital lease obligations	—	(6)
Deferred acquisition payment	(481)	—

Net cash (used in) provided by financing activities	(11,040)	17,451

Effect of exchange rate changes on cash	(70)	(121)

Net (decrease) increase in cash and cash equivalents	(20,554)	692
Cash and cash equivalents at beginning of the period	25,162	5,080

Cash and cash equivalents at end of the period	$4,608	$5,772

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$78,946	$62,707	25.9%
Operating income	$29,507	$20,072	47.0%
Segment operating income as a percentage of segment revenues	37.4%	32.0%
Huron Legal:
Revenues	$45,089	$45,907	(1.8%)
Operating income	$10,793	$12,499	(13.6%)
Segment operating income as a percentage of segment revenues	23.9%	27.2%
Huron Education and Life Sciences:
Revenues	$37,134	$31,834	16.6%
Operating income	$11,547	$9,187	25.7%
Segment operating income as a percentage of segment revenues	31.1%	28.9%
Huron Financial:
Revenues	$9,263	$4,283	116.3%
Operating income (loss)	$3,952	$(337)	N/M
Segment operating income (loss) as a percentage of segment revenues	42.7%	(7.9%)
All Other:
Revenues	$(25)	$(60)	(58.3%)
Operating loss	$(244)	$(744)	(67.2%)
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$170,407	$144,671	17.8%
Reimbursable expenses	18,123	14,554	24.5%

Total revenues and reimbursable expenses	$188,530	$159,225	18.4%

Statement of Earnings reconciliation:
Segment operating income	$55,555	$40,677	36.6%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,129	21,923	(8.2%)
Depreciation and amortization expense	4,877	4,053	20.3%

Total operating income	30,549	14,701	107.8%
Other expense, net	1,858	2,178	(14.7%)

Income from continuing operations before income tax expense	$28,691	$12,523	129.1%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	916	813	12.7%
Huron Legal	145	129	12.4%
Huron Education and Life Sciences	434	373	16.4%
Huron Financial	63	69	(8.7%)

Total (5)	1,558	1,384	12.6%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	883	809
Huron Legal	149	123
Huron Education and Life Sciences	438	348
Huron Financial	62	69

Total (5)	1,532	1,349
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	84.7%	78.3%
Huron Legal	60.0%	68.7%
Huron Education and Life Sciences	65.8%	73.2%
Huron Financial	82.9%	49.3%
Total (5)	76.9%	74.6%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2013	2012
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$199	$198
Huron Legal	$221	$239
Huron Education and Life Sciences	$223	$212
Huron Financial	$348	$275
Total (5)	$213	$208
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$82	$70
Huron Legal	$60	$78
Huron Education and Life Sciences	$70	$77
Huron Financial	$140	$61
Total (5)	$79	$72
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	54	56
Huron Legal	982	954
Huron Education and Life Sciences	48	30
Huron Financial	3	1

Total (5)	1,087	1,041
Revenue per full-time equivalents (in thousands):
Huron Healthcare (5)	$116	$107
Huron Legal	$37	$38
Huron Education and Life Sciences	$132	$171
Huron Financial	$173	$41
Total (5)	$45	$46

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$157,691	$126,172	25.0%
Operating income	$60,668	$35,910	68.9%
Segment operating income as a percentage of segment revenues	38.5%	28.5%
Huron Legal:
Revenues	$86,033	$87,290	(1.4%)
Operating income	$13,731	$22,010	(37.6%)
Segment operating income as a percentage of segment revenues	16.0%	25.2%
Huron Education and Life Sciences:
Revenues	$72,860	$59,510	22.4%
Operating income	$20,899	$15,645	33.6%
Segment operating income as a percentage of segment revenues	28.7%	26.3%
Huron Financial:
Revenues	$17,845	$10,132	76.1%
Operating income (loss)	$7,331	$(104)	N/M
Segment operating income (loss) as a percentage of segment revenues	41.1%	(1.0%)
All Other:
Revenues	$14	$204	(93.1%)
Operating loss	$(416)	$(1,543)	(73.0%)
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$334,443	$283,308	18.0%
Reimbursable expenses	33,459	28,350	18.0%

Total revenues and reimbursable expenses	$367,902	$311,658	18.0%

Statement of Earnings reconciliation:
Segment operating income	$102,213	$71,918	42.1%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	40,665	44,874	(9.4%)
Depreciation and amortization expense	9,656	8,706	10.9%

Total operating income	51,892	18,338	183.0%
Other expense, net	3,708	3,711	(0.1%)

Income from continuing operations before income tax expense	$48,184	$14,627	229.4%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	916	813	12.7%
Huron Legal	145	129	12.4%
Huron Education and Life Sciences	434	373	16.4%
Huron Financial	63	69	(8.7%)

Total (5)	1,558	1,384	12.6%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	873	798
Huron Legal	148	119
Huron Education and Life Sciences	434	335
Huron Financial	62	69

Total (5)	1,517	1,321
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	85.1%	80.7%
Huron Legal	56.0%	69.7%
Huron Education and Life Sciences	67.9%	72.0%
Huron Financial	83.8%	54.5%
Total (5)	77.4%	76.2%

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2013	2012
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$202	$195
Huron Legal	$221	$237
Huron Education and Life Sciences	$215	$212
Huron Financial	$339	$275
Total (5)	$213	$205
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$167	$144
Huron Legal	$113	$158
Huron Education and Life Sciences	$140	$150
Huron Financial	$276	$142
Total (5)	$158	$146
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	55	59
Huron Legal	1,035	926
Huron Education and Life Sciences	43	30
Huron Financial	2	2

Total (5)	1,135	1,017
Revenue per full-time equivalents (in thousands):
Huron Healthcare (5)	$219	$195
Huron Legal	$67	$74
Huron Education and Life Sciences	$282	$313
Huron Financial	$324	$229
Total (5)	$83	$88

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	Effective January 1, 2013, a group within the Huron Healthcare segment that provides post-implementation services that was previously classified as full-time equivalents is now classified as full-time billable consultants due to the evolving nature of the services that they offer. Prior periods have been revised to reflect this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$170,407	$144,671	$334,443	$283,308

Net income from continuing operations	$15,814	$6,305	$27,183	$6,892
Add back:
Income tax expense	12,877	6,218	21,001	7,735
Interest and other expenses	1,858	2,178	3,708	3,711
Depreciation and amortization	5,551	5,195	10,988	10,990

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	36,100	19,896	62,880	29,328
Add back:
Restatement related expenses	—	212	—	1,717
Restructuring charges	596	229	596	1,059
Litigation settlement (gain) loss	—	1,150	(1,150)	1,150

Adjusted EBITDA (6)	$36,696	$21,487	$62,326	$33,254

Adjusted EBITDA as a percentage of revenues (6)	21.5%	14.9%	18.6%	11.7%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income from continuing operations	$15,814	$6,305	$27,183	$6,892

Weighted average shares – diluted	22,760	22,248	22,624	22,206
Diluted earnings per share from continuing operations	$0.69	$0.28	$1.20	$0.31

Add back:
Amortization of intangible assets	1,451	1,607	2,907	3,226
Restatement related expenses	—	212	—	1,717
Restructuring charges	596	229	596	1,059
Litigation settlement (gain) loss	—	1,150	(1,150)	1,150
Tax effect	(819)	(1,279)	(941)	(2,861)

Total adjustments, net of tax	1,228	1,919	1,412	4,291

Adjusted net income from continuing operations (6)	$17,042	$8,224	$28,595	$11,183

Adjusted diluted earnings per share from continuing operations (6)	$0.75	$0.37	$1.26	$0.50

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2013 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected revenues – GAAP	$670.0	$690.0

Projected net income from continuing operations – GAAP	$54.0	$57.5
Add back:
Income tax expense	40.5	43.0
Interest and other expenses	7.0	7.0
Depreciation and amortization	23.0	23.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	124.5	130.5
Add back:
Restructuring charges	0.7	0.7
Litigation settlement gain	(1.2)	(1.2)

Projected adjusted EBITDA (7)	$124.0	$130.0

Projected adjusted EBITDA as a percentage of projected revenues (7)	18.5%	18.8%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$54.0	$57.5

Projected diluted earnings per share from continuing operations – GAAP	$2.35	$2.50

Add back:
Amortization of intangible assets	6.0	6.0
Restructuring charges	0.7	0.7
Litigation settlement gain	(1.2)	(1.2)
Tax effect	(2.0)	(2.0)

Total adjustments, net of tax	3.5	3.5

Projected adjusted net income from continuing operations (7)	$57.5	$61.0

Projected adjusted diluted earnings per share from continuing operations (7)	$2.55	$2.70

(7)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to projected net income from continuing operations and projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.